Exhibit 10.24.3

                                  AMENDMENT TO
                          MANAGEMENT SERVICES AGREEMENT
                                       and
                               SERVICES AGREEMENT


Regarding Paragraph 3 of the Management Service Agreement (effective April 19,
1996) and Paragraph 4 of the Services Agreement (effective April 19, 1996), all being as related to commissions due and payable to RTI, the following is agreed:


 o    The agreements as drafted are not clear on treatment of intercompany sales

 o It is agreed and understood that intercompany shipments and sales will be excluded from commission compensation calculation

 o It is agreed that the effective date of this agreed treatment of intercompany shipments and sales will be June 30, 1997, for purposes of new calculations.

 o It is agreed that a retroactive adjustment will be calculated to refund any payments made to date of June 30, 1997, which are consistent with the specific intent of this amendment.


       Agreed and accepted as effective 30 June, 1997

       DIGITAL RECORDERS, Inc.                   TRANSIT MEDIA GmbH


      /s/  J. Phillips L.  Johnston              /s/  Robert Huber
      --------------------------------           ---------------------------
      J. Phillips L. Johnston; Chairman & CEO    Robert Huber; Managing Director



      TWINVISION CORP. OF NORTH                  ROBINSON TURNEY
       AMERICA, Inc.                             INTERNATIONAL,  Inc.

      /s/  J. Phillips L. Johnston                /s/  David L. Turney
      -------------------------------             --------------------------
     J. Phillips L. Johnston; Chairman & CEO      David L. Turney; Principal